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                                                                       Exhibit 6


                              CONSULTING AGREEMENT



       THIS AGREEMENT (the "Agreement") is made and entered into by and between INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC., et. al., a Nevada Corporation (the "Company") and all successor corporate entities; and GLOBAL CAPITAL GROUP, INC., a Florida corporation (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".


                                    PREAMBLE


       WHEREAS, the Consultant has substantial experience in the areas of financial consulting and venture capital financing; and

       WHEREAS, the Company desires to retain the Consultant's services and has requested that the Consultant include the Company within its selected and limited group of clients; and

       WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

       NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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                                   WITNESSETH:

                                   ARTICLE ONE
                                    RETENTION


1.1    DUTIES - GENERAL PURPOSE

_______The Company hereby engages and retains the Consultant to act as its exclusive agent to assist it in developing corporate programs and structuring corporate transactions and affairs as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties. The Company acknowledges that Consultant is not a NASD member firm and is not acting in the capacity of a broker/dealer in performing its duties as set forth herein.

1.2    DEVELOPING DUTIES

_______The Consultant's duties, which relate to the operation of the Company and for which he will receive the compensation specified elsewhere in this Agreement are:

1.3 To make recommendations on and assist in introducing the Company and its business concept to one or more registered NASD member firms who will participate in raising capital for the Company through the sale of the Company's common stock pursuant to a limited or private offering exemption. Consultant shall also introduce the Company to other consultants specializing in various areas of corporate finance and development, shareholder communications, and public relations.

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1.4    FINANCIAL DUTIES


_______The Consultant's duties that relate to the financial aspects of the Company and for which it will receive the compensation specified elsewhere in this Agreement include but are not limited to locating an investment source for funding an offering of the Company's securities; introducing the Company to NASD member firms for funding and market-making purposes.

1.5    ADDITIONAL DUTIES

_______In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefore.

1.6    TERM

       The initial term of this non-exclusive Agreement shall be two years; however, it shall be automatically renewed for continuing one year terms unless either Party gives to the other, within 30 days prior to the end of the annual term then in effect, written notice of intention not to renew, which notice may contain requested modifications to this Agreement, the written and signed acceptance of which by the notified Party shall result in an amendment and extension of this Agreement without requirement for further action. In the event that this Agreement is terminated, Company acknowledges that payments due Consultant are still due pursuant to the terms of this Agreement and that all payments thereby due Consultant for services performed will remain a continuing obligation on the Company.

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                                   ARTICLE TWO
                            CONSULTANT'S COMPENSATION


2.1    COMPENSATION

_______As compensation for the services to be provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described, the following compensation:

       (a) For Consultant's services, Consultant shall be entitled to receive immediately 200,000 (two hundred thousand) shares of the Company's issued and outstanding common stock.

       (b) Also, the exclusive right to participate in up to, but not limited to $950,000 (nine hundred and fifty thousand dollars) of the companies regulation 504 D common stock offering at $.50 (fifty cents) per share

2.2    MISCELLANEOUS

_______(a)    Closing is contingent upon the Company receiving proceeds from the sale of its securities in the limited offering.

       (b) The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Section One and to assist in effectuating a successful offering of the Company's securities.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES


3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that the shares of common stock issued pursuant to this Agreement may be shares of any successor entity pursuant to a reorganization or merger between the Company and any other entity.


                                  ARTICLE FOUR
                                  MISCELLANEOUS

4.1    NOTICES

       All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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TO CONSULTANT:      Global Capital Group, Inc.
                    225 Mizner Blvd. Suite# 640
                    Boca Raton, Florida 33432

TO THE COMPANY:     International Environmental Management, Inc.
                    5801 Wiley Street
                    Hollywood, FL 33023

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2    Amendment

_______No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3    Merger

_______This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4    Survival

_______The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.



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4.5    Severability

_______If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6    Governing Law and Venus

_______This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7    Litigation

_______In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8    Benefit of Agreement

_______The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9    Captions


_______The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10   Number and Gender

_______All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11   Further Assurances

_______The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12   Status

_______Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lesser-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13   Counterparts

_______This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

                            (SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 2(nd) of June, 1999.




Signed, Sealed & Delivered
in Our Presence


                                           GLOBAL CAPITAL GROUP, INC.
---------------------------


                                             By:           [SIG]
---------------------------                     --------------------------------
                                                 David Van Vort, President




                                           INTERNATIONAL ENVIRONMENTAL
---------------------------                 MANAGEMENT, INC.


                                             By:
---------------------------                     --------------------------------
                                                 Harold Salomon C.E.O


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                  [GLOBAL CAPITAL MANAGEMENT GROUP, INC. ICON]
--------------------------------------------------------------------------------
                      Global Capital Management Group, Inc.



IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 2(nd) of June, 1999,




Signed, Sealed & Delivered
in Our Presence


                                           GLOBAL CAPITAL GROUP, INC.
---------------------------


                                             By:           [SIG]
---------------------------                     --------------------------------
                                                 David Van Vort, President




                                           INTERNATIONAL ENVIRONMENTAL
---------------------------                 MANAGEMENT, INC.


                                             By: /s/ Harold Solomon
---------------------------                     --------------------------------
                                                 Harold Salomon C.E.O